SHARE PURCHASE AGREEMENT

                    RELATING TO THE ACQUISITION OF ALL OF THE
                          OUTSTANDING CAPITAL STOCK OF

                          AMERICA'S PEO HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                       BY

                            CERTIFIED SERVICES, INC.
                             (A NEVADA CORPORATION)

TABLE OF CONTENTS

Section                                                                  Page

 1.  Definitions..........................................................   4

 2.  Purchase and Sale....................................................  10

 3.  Representations and Warranties of Shareholders.......................  13

 4.  Representations and Warranties of Buyer..............................  23

 5.  Covenants of Shareholders............................................  24

 6.  Covenants of Buyer...................................................  27

 7.  Mutual Covenants.....................................................  27

 8.  Conditions Precedent to Obligations of Shareholders..................  29

 9.  Conditions Precedent to Obligations of Buyer.........................  29

10.  Indemnification......................................................  30

11.  Termination..........................................................  33

12.  General Matters......................................................  34

13.  Remedies.............................................................  36

14.  Notices..............................................................  36

15.  Governing Law........................................................  37

                                    Schedules


3.3       Shareholder Required Consents
3.4       Stock Ownership
3.5       Financial Statements
3.6       Encumbrances
3.7       Real Property
3.8       Tangible Personal Property
3.9       Non-Real Estate Leases
3.11      Inventory and Equipment
3.12      Liabilities
3.13      Taxes
3.15      Litigation
3.16      Contracts
3.17      Insurance
3.18(a)   Intellectual Property
3.18(b)   Intellectual Property Contracts
3.18(c)   Know-How
3.19      Directors and Officers of the Company
3.20      ERISA
3.22(c)   Compensation
3.22(h)   Payments to Affiliates of the Company
3.23      Customers
3.28      Additional Information

                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT is made as of November 15, by and among CERTIFIED SERVICES, INC., a Nevada corporation ("Buyer"), AMERICA'S PEO HOLDINGS, INC., a Delaware corporation (the "Company") and ADRIENNE HOPKINS, THOMAS CUNNINGHAM and NEAL SNYDER (collectively, the "Shareholders"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background

         Shareholders are the owners of all the issued and outstanding shares (the "Shares") of capital stock of the Company. Buyer desires to purchase from Shareholders, and Shareholders desire to sell to Buyer, all the Shares in accordance with the provisions of this Agreement.

                                   Witnesseth

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions:

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).


         "Acquisition Proposal" is defined in Section 5.3.

         "Action" is defined in Section 10.6.

         "Affiliates" (referred to herein at times as "AFFILIATES") means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party and of its other Affiliates, specifically set forth, but not limited to America's PEO, Inc. Omni Financial Services, Inc. National Labor Force, Inc., American Labor Services, Inc., National Labor Force I, Inc., Western American Labor Force, Inc., Mid Atlantic Equities, Inc., Delaware Valley Properties, Inc. and Granhill Asset Management, Inc. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

         "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto, as each may be amended, restated, supplemented or modified from time to time.

         "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by the Company.

         "Balance Sheet" is defined in Section 3.5.

         "Balance Sheet Date" is defined in Section 3.5.

         "Benefit Plan" means: (i) as to employees employed in the United States, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and
(z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the United States of America, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices. "Business" means the Company's entire business, operations and facilities.

         "Buyer Indemnified Party" is defined in Section 10.1.

         "Buyer Required Consents" is defined in Section 4.3.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Claim Notice" is defined in Section 10.4.

         "Claim Response" is defined in Section 10.4(a).

         "Closing" is defined in Section 2.1.

         "Closing Certificates" means the certificates to be delivered by Shareholders under Section 9.3 and any other provisions hereof.

         "Closing Date" is defined in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Contracts" is defined in Section 3.16(b).

         "Confidential Information" means any confidential information or trade secrets of the Company, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

         "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

         "Copyrights"   means  all  copyrights  in  both  published   works  and
unpublished works.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

         "Damages" is defined in Section 10.1.

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Disclosure Schedule" means the any of the Schedules containing information relating to the Company or any Shareholder pursuant to Section 3 and other provisions hereof that has been provided to Buyer on the date hereof.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Environmental Condition" is defined in Section 3.15(b).

         "Environmental Law" means all Laws and Court Orders relating to pollution or protection of public safety, safety or the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" is defined in Section 10.5.

         "Financial Statements" is defined in Section 3.5.

         "GAAP" means generally accepted accounting principles.

         "Governmental  Permits"  means  all  governmental  permits,   licenses,
registrations, certificates of occupancy, approvals and other governmental authorizations.

         "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., (ii) any "extremely hazardous substance", "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq., as any of such laws in clauses (i) through (iv) as amended, and (v) any regulated substance or waste under any Laws or Court Orders that have been enacted, promulgated or issued by any federal, state or local governmental authorities concerning protection of the environment.

         "Immaterial Lease" is defined in Section 3.9.

         "Indemnified Party" is defined in Section 10.4.

         "Indemnitor" is defined in Section 10.4.

         "Intellectual Property" means any Copyrights, Patents, Trademarks, servicemarks, trade names, information, proprietary rights, processes, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

         "Knowledge" means actual knowledge.

         "Inventory" means all inventory, including raw materials, supplies, work in process and finished goods.

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

         "Liability" means any direct or indirect liability, indebtedness, obligation, claim, loss, damage, deficiency, guaranty or endorsement of or by the Company, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Liquidated Claim Notice" is defined in Section 10.4(a).

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means a material adverse effect on the Business, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

         "Minor Contract" means any Contract that is terminable by a party on not more than 30 days' notice without any Liability and any Contract under which the obligation of a party (fulfilled and to be fulfilled) involves an amount of less than $5,000.

         "Non-Real Estate Leases" is defined in Section 3.9.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Patents" means all patents, patent applications, and inventions and discoveries that may be patentable.

         "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

         "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.

         "Purchase Price" is defined in Section 2.1.

         "Real Estate Leases" is defined in Section 3.7.

         "Real Property" is defined in Section 3.7.

         "Response Period" is defined in Section 10.4(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder    Representatives"   means   any   investment   advisors,
accountants, counsel, agents or other Persons who may act on behalf of Shareholders.

         "Shareholder Required Consents" is defined in Section 3.3.

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

         "Termination Date" is defined in Section 2.2.

         "Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed (as licensor or licensee) by the Company, except for any such item that is (i) generally available to the public, (ii) becomes available to a Person on a non-confidential basis from a source other than the Company or its representatives, which has represented to the Person (and which the Person has no reason to disbelieve after due inquiry) that it is entitled to disclose it or (iii) was in the possession of or was known to the Person on a non-confidential basis prior to the disclosure thereof to the Person by the Company or its representatives.

         "Transaction   Documents"   means  this  Agreement  and  the  documents
contemplated hereby.

         "Transactions" means the sale of the Shares and the other transactions contemplated by the Transaction Documents.

         "Unliquidated Claim" is defined in Section 10.4(a).

         "Welfare Plan" is defined in Section 3.20(g).

2. Purchase and Sale

         2.1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, on the Closing Date, Shareholders shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from Shareholders, all of the Shareholders' issued and outstanding shares of capital stock of any form, class or designation of the Company, in exchange for a purchase price of $17,500,000 (the "Purchase Price"), which shall be paid under the terms and conditions as set forth herein.

         2.1.1 Purchase Price The Purchase price for the Shareholders' Shares shall be transferred to the Shareholders as follows: (i) shares of Buyer common stock ("Buyer Shares") having an aggregate value of $12,200,000 ("Stock Consideration"), (ii) certified check or wire transfer in the amount of $1,100,000 (the "Cash Consideration"), (iii) two promissory notes in the aggregate amount of $4,200,000, as described below ("Loan Consideration") and
(iv) earn-out payments related to the net profit, before taxes of the surviving corporation as described below ("Incentive Consideration").

         The Purchase Price shall be paid to the Shareholders pro rata in accordance with their holdings of shares of Company Common Stock immediately prior to the Closing (their "Pro Rata Portion")

         Notwithstanding the foregoing, the Stock Consideration or Loan Consideration, at the option of CSRV shall be reduced by $825,000 for each year in fiscal years 2002, 2003 and 2004 in which the net profit, before taxes is less than $900,000, excluding consulting fees charged by Buyer and fees and charges associated with the Buyer's cost of remaining a reporting company with the Securities and Exchange Commission, provided that Sellers may unanimously elect to allocate, as additional net profit, before taxes for any such year, Incentive Consideration otherwise due them. Such reduction shall be allocated against the first payment to be made to Sellers after determination and shall be allocated in accordance with each Seller's Pro Rata Portion.

         (a) Payment of Cash Consideration. The Cash Consideration shall be paid on the Closing Date in immediately available by wire transfer to an account or accounts designated by Sellers to Buyer in writing.

         (b) Issuance of Stock Consideration. The Stock Consideration shall be issued and delivered by the Buyer to the Sellers as follows: (i) on the Closing Date, the Buyer shall issue to the Sellers one share of Buyer's Class B
Preferred Stock which shall be convertible into a total of 4,066,667 newly-issued Buyer Shares valued at $3.00 per share and distributed to the Shareholders in the following manner: Adrienne Hopkins 1,850,333; Thomas Cunningham 1,108,167; Neal Snyder 1,108,167. The Class B Preferred Stock shall not be convertible until Buyer's shareholders have approved a reverse stock split of the Buyer's issued and outstanding common stock on a 1 for 10 basis. The "value" of the Buyer Shares delivered on such post-Closing anniversary date shall be the Average Closing Sale Price (as defined above) for the Buyer Shares during the period commencing 18 trading days before the issuance date and ending 3 trading days before the issuance date.


         (c) Incentive Consideration. Incentive Consideration shall be earned by and paid to the Sellers based on the following schedule of net profit before taxes ("NBTA") commencing for the year 2002: (i) twenty-five percent (25%) of the NBTA between $1 and $999,999; (ii) twenty percent (20%) of NBTA between $1,000,000 and $1,999,999; (iii) fifteen percent (15%) of NBTA between
$2,000,000 and $2,999,999; and (iv) ten percent (10%) of NBTA in excess of $3,000,000.

         (d) Loan Consideration. Buyer shall execute two (2) promissory notes. The first promissory note shall be in the principal sum of $3,200,000, payable in four equal, annual installments of principal and interest commencing fifteen
(15) days after the Buyer has filed each annual report with the Securities and Exchange Commission for the fiscal year 2002. If Buyer fails to maintain its status as a reporting entity, the Earnout Payments shall be made as promptly as practicable(the "Principal Payments"). The second promissory note shall be in the principal sum of $1,000,000, payable in equal, monthly installments over five years, commencing January 10, 2002, to the Sellers.

         The Principal Payments will be retired, without further notice, at the option of the Buyer, upon any of the following: (i) the Company's making an assignment for the benefit of creditors or admitting in writing its inability to pay its debts generally as they become due; or (ii) the entry of an order, judgment or decree adjudicating the Company or any subsidiary bankrupt or insolvent; or (iii) the Company's petitioning or applying to any tribunal for the appointment of a trustee or receiver of the Company within the meaning of the Securities Act, or of any substantial part of the assets of the company, or commencing any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Company or a subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or (iv) the filing of any such petition or application, or the commencement of any such proceedings, against the Company, if the Company by any act indicates its approval thereof, consent or acquiescence therein, or the entry of an order, judgment or decree appointing any such trustee or receiver, or approving the petition in any such proceedings, if such order, judgment or decree remain unstayed and in effect for more than 60 days; or (v) the entry of any order, judgment, or decree in any proceedings against the Company or any subsidiary within the meaning of the Securities Act decreeing the dissolution of the company if such order, judgment or decree remains unstayed and in effect for more than 60 days; or (vi) the entry of any order, judgment or decree in any proceedings against the Company or any subsidiary decreeing a split-up of the Company which requires the divestiture of a substantial part of the consolidated assets of the Company and it subsidiaries.


         (e) Payment of Incentive Consideration. The Earnout Payments shall be made by the Buyer fifteen (15) days after the Buyer has filed its annual report with the Securities and Exchange Commission. If Buyer fails to maintain its status as a reporting entity, the Earnout Payments shall be made as promptly as practicable. Cash Earnout Payments shall be made to Sellers in immediately available funds..

         (f) Final Payment Following Fifth Anniversary of Closing. If, as of the fifth anniversary date of the Closing, the value realized (as defined below) from the sale of the Stock Consideration by any Seller is less than such Seller's Pro Rata Portion of $8,052,000, then Buyer shall pay to such Seller in shares of Buyer's common stock in an amount equal to the difference between (i) such Seller's Pro Rata Portion of $8,052,000, and (ii) the Total Cash Realized by such Seller (the "Final Payment"). Such payment shall be made in a number of shares equal to such difference divided by a denominator equal to the fifteen
(15) day average bid close price of Buyer's common stock. For purposes hereof, the "value realized" shall be equal to the gross cash proceeds received by Seller in respect of sales of his Stock Consideration plus the value of any Stock Consideration that has been registered and is freely tradable still held by such Seller (or transferred by a Seller for less than fair value, such transfers not being deemed "sales" for purposes of determining "value realized" hereunder) on such fifth anniversary date.


         2.2. Closing. The closing (the "Closing") of the sale and purchase of the Shares shall take place at the offices of the Company, commencing at 10:00 A.M., local time, on or before November 15, 2001, at 11:00 a.m. at the offices of Levy Boonshoft & Spinelli, P.C., but not later than January 31, 2002 (the "Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

         2.3. Items to be Delivered  Immediately Prior to or at Closing.  At the
Closing: (i) in exchange for the payment by Buyer to Shareholders of the Purchase Price, Shareholders shall deliver to Buyer a certificate or certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, (ii) Shareholders shall also deliver to Buyer, and Buyer shall deliver to Shareholders, the certificates referred to in Sections 8 and 9, and (iii) Buyer shall deliver to each of the Shareholders the Purchase Price pro rata in accordance with their holding of shares of Company Common Stock, immediately prior to the Closing.

3. Representations and Warranties of Shareholders

         Each Shareholder hereby represents and warrants to Buyer the representations and warranties set forth in Sections 3.2 and 3.3 and Adrienne Hopkins, Thomas Cunningham and Neal Schneider, jointly and severally, hereby represent and warrant to Buyer the representations and warranties in this
Section 3.

         3.1. Corporate Status. The Company and Affiliates are corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware and are qualified to do business as foreign corporations in any jurisdiction where required to be so qualified. The Charter Documents and bylaws of the Company and the Affiliates that have been delivered to Buyer as of the date hereof are effective under applicable Laws and are current, correct and complete.

         3.2 Authorization Each Shareholder has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Each Transaction Document executed and delivered by Shareholders has been duly executed and delivered by each Shareholder and constitutes a valid and binding obligation of Shareholders, enforceable against such Shareholder in accordance with its terms.

         3.3 Consents and Approvals. Neither the execution and delivery by any Shareholder of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by any Shareholder, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which any Shareholder is subject, (b) the Charter Documents or bylaws of the Company and the Affiliates or (c) any Contract, Governmental Permit or other document to which the Company or the Affiliates is a party or by which the properties or other assets of the Company or the Affiliates may be subject.

         3.4 Stock Ownership

         (a) The Shareholders are the sole record and beneficial owners of all of the issued and outstanding shares of capital stock of any form, class and designation (and options to purchase capital stock) of the Company and the Affiliates, and the respective shares owned by the Shareholders are specified on
SCHEDULE 3.4. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued common stock or other securities of the Company or the Affiliates.

         (b) the Shareholders recognize that the Buyer would have no adequate remedy at law if the Shareholders have created, issued or otherwise any shares of the capital stock not set forth in SCHEDULE 3.4. Therefore, the Shareholders hereby agree and covenant that the existence of any shares not set forth in
SCHEDULE 3.4 shall result in the incurring of liquidated damages in the amount of Twenty Million Dollars ($20,000,000) and the revocation of any of the obligations of the Buyer in this Agreement. The parties herein acknowledge that the damages to the Buyer as a result of the Shareholder's breach of this section could not be easily computed. This amount is not intended to be a penalty.

         3.5. Financial Statements. Attached hereto as SCHEDULE 3.5 are the following financial statements of the Company and the Affiliates (collectively, the "Financial Statements"): (i) the audited balance sheets as of December 31, 1999 and December 31, 2000 and the audited related statements of operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1999 and December 31, 2000, and (ii) the unaudited profit and loss statements for the fiscal quarter ended September 30, 2001. The Financial Statements have been prepared in accordance with GAAP and (with the exception of Note 6 (Income Taxes)) present fairly, in all material respects, the financial position of the Company, and the results of its operations and its cash flows for the period then ended.

         3.6. Title to Assets and Related Matters The Company and the Affiliates have good and marketable title to, valid leasehold interests in or valid licenses to use, all of their Assets, free from any Encumbrances except those specified in SCHEDULE 3.6. The use of the Assets are not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not, to the Knowledge of the Shareholders, encroach on the property or rights of anyone else. Except as set forth on SCHEDULE 3.11, all tangible personal property (other than Inventory) included in the Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects.

         3.7. Real Property SCHEDULE 3.7 describes all real estate used in the operation of the Business as well as any other real estate that is owned, in the possession of or leased by the Company and the improvements (including and other structures) located on such real estate (collectively, the "Real Property"), and lists any lease buildings under which any such Real Property is possessed (the "Real Estate Leases"). SCHEDULE 3.7 also describes any other real estate previously owned, leased, occupied or otherwise operated by the Company and the time periods of any such ownership, lease, occupation or operation. All of the Real Property (a) is usable in the ordinary course of business and (b) to Shareholders' Knowledge, conforms with any applicable Laws relating to its construction, use and operation and with applicable zoning Laws. The Company, the Affiliates or the landlord of any Real Property leased by the Company or the Affiliates have obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property.

         3.8. Certain Personal Property. SCHEDULE 3.8 describes all items of tangible personal property that were included in the Balance Sheet at a net book value of at least $_______. Except as specified in SCHEDULE 3.8, since the Balance Sheet Date, the Company has not acquired any items of tangible personal property that have a carrying value in excess of $________. All of such personal property included in SCHEDULE 3.8 is, and any such personal property acquired after the date hereof in accordance with Section 5.1 will be, usable in the ordinary course of business, and all such personal property included in SCHEDULE
3.8 conforms, and all of such personal property acquired after the date hereof will conform, with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases and certain computer hardware and software owned by the Company's employees or consultants with an aggregate value of less than $5,000, no Person other than the Company or the Affiliates owns any vehicles, material equipment or other material tangible assets located on the Real Property that have been used in the Business or that are necessary for the operation of the Business.

         3.9. Non-Real Estate Leases SCHEDULE 3.9 lists all assets and property (other than Real Property) that are possessed by the Company or the Affiliates under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000 (each, an "Immaterial Lease"). SCHEDULE 3.9 also lists the leases under which such assets and property listed in SCHEDULE 3.8 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases."

         3.10. Accounts Receivable All accounts receivable of the Company (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other business transactions, (c) are not subject to valid defenses, set-offs or counterclaims other than normal returns and allowances and (d) were generated only in the ordinary course of business.

         3.11. Inventory and Equipment. All inventory and equipment of the Company and the Affiliates reflected on the Balance Sheet, and all inventory and equipment owned by the Company or the Affiliates was acquired and has been maintained in accordance with their regular business practices, consists of items of a quality and quantity useable in the ordinary course of their business consistent with past practice, and is valued in conformity with generally accepted accounting principles applied on a consistent basis; except as set forth on SCHEDULE 3.11, no significant amount of such inventory or equipment is obsolete.

         3.12. Liabilities The Company or the Affiliates do not have any material Liabilities, other than (a) Liabilities specified in SCHEDULE 3.12, (b) Liabilities specified in the Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Business, or (d) Liabilities under any Contracts that were not required under GAAP to have been specifically disclosed or reserved for on the Balance Sheet.

         3.13. Taxes

         (a) The Company has timely filed all Tax Returns required to be filed on for the Company and the Affiliates or before the Closing Date and all such Tax Returns are true, correct and complete in all respects. The Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, except where the failure to file such return or pay such taxes would not have a Material Adverse Effect. No claim has ever been made by any authority in any jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation in that jurisdiction.

         (b) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Balance Sheet.

         (c) There are no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received. The Company has not waived or extended the statute of limitations with respect to the collection or assessment of any Tax.

         (d) The Company has a taxable year ended on December 31, in each year commencing from the incorporation of the Company. The Company currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed in the past 10 years.

         (e) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

         (f) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company and each Subsidiary for the last two fiscal years have been made available to Buyer

         (g) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes, except for liens for Taxes not yet due. To the Shareholders' Knowledge, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

         (h) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. The Company has not filed a consent under Section 341(f) of the Code. The Company is not and has not been a United States real property holding company within the meaning of Section 897(c) during the period specified in Section 897(c)(1)(A)(ii).

         (i) The Company has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

         3.14. Subsidiaries Following is a list of the Company's wholly-owned subsidiaries (as defined herein as "Affiliates") of which the Company is the owner of all issued and outstanding shares of capital stock in any form, class and designation:

                       America's PEO, Inc.
                       Omni Financial, Inc.
                       American Labor Force, Inc.
                       American Labor Services, Inc.
                       Western America Labor Force, Inc.
                       National Labor Force, Inc.
                       National Labor Force I, Inc.
                       Mid-Atlantic Equities, Inc.
                       Delaware Valley Properties, Inc.


         3.15. Legal Proceedings and Compliance with Law.

         (a) There is no Litigation that is pending or, to Shareholders' Knowledge, threatened against the Company or the Affiliates. To the Shareholders Knowledge, there has been no Default under any Laws applicable to the Company or the Affiliates, including Laws relating to pollution or protection of the environment, and the Company and the Affiliates have not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Company or the Affiliates.

         (b) Without limiting the generality of Section 3.15(a), to the Shareholders' Knowledge, there is not and never has been any Environmental Condition (i) at the premises at which the Business has been conducted by the Company, the Affiliates, or any predecessor of the Company, (ii) (A) at any property owned, leased, occupied or operated at any time by the Company or (B) at any property owned, leased, occupied or operated at any time by any Person controlled by the Company, the Affiliates or any predecessor of any of them in connection with the Business, or (iii) at any property at which wastes have been deposited or disposed by, from or at the behest or direction of any of the foregoing, nor has the Company or the Affiliates received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by the Company or any third party, at or relating to any such property or premises specified in any of clauses (i) through (iii) above that did, does or may reasonably be expected to (A) require abatement or correction under an Environmental Law, (B) give rise to any civil or criminal liability on the part of the Company under an Environmental Law, or (C) create a public or private nuisance.

         (c) The Company has delivered to Buyer complete copies of any written reports, studies or assessments in the possession or control of the Company, the Affiliates, or any Shareholder that relate to any Environmental Condition and to the Business or any Assets and has identified on SCHEDULE 3.15 all other reports, studies and assessments of which the Company or any Shareholder has Knowledge.

         (d) The Company has obtained and is in full compliance with all material Governmental Permits, along with their respective expiration dates, that are required for the complete operation of the Business as currently operated or that relates to the Real Property, (ii) all of such Governmental Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To Shareholders' Knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

         3.16 Contracts

         (a) SCHEDULE 3.16 lists all Contracts of the following types to which the Company or the Affiliates are a party or by which they are bound, except for Minor Contracts:

               (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of the Company or any Affiliate thereof.

               (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any real or personal property from or the performance of services by a third party;

               (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $5,000 in any individual case;

               (iv) Contracts to lease to or to operate for any other party any real or personal property that involve an amount in excess of $5,000 in any individual case;

               (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (vi) Any Contracts under which any Encumbrances exist; and

               (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

         (b) The Contracts listed in SCHEDULE 3.16 and the Minor Contracts excluded from SCHEDULE 3.16 based on the term or amount thereof are referred to herein as the "Company Contracts." The Company or the Affiliates are not in material Default under any Company Contract (including any Real Estate Leases and Non-Real Estate Leases). The Company and the Affiliates have not received any communication from, or given any communication to, any other party indicating that the Company, the Affiliates, or such other party, as the case may be, is in Default under any Company Contract. To the Knowledge of the Shareholders, (i) none of the other parties in any such Company Contract is in Default thereunder, and (ii) each such Company Contract is enforceable against any other parties thereto in accordance with terms thereof.

         3.17 Insurance SCHEDULE 3.17 lists all policies or binders of insurance held by or on behalf of the Company and the Affiliates, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. To the Shareholders' Knowledge, there is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company.

         3.18 Intellectual Property

         (a) Intellectual Property. The Company has good and valid title to and ownership of all Intellectual Property necessary for its Business and operations (as now conducted and as proposed to be conducted). A list of all Intellectual
Property owned by the Company or the Affiliates is set forth on SCHEDULE 3.18(A). There are no outstanding options, licenses or agreements of any kind to which the Company or the Affiliates are a party or by which they are bound relating to any Intellectual Property, whether owned by the Company, the Affiliates, or another person, except as disclosed on SCHEDULE 3.18(A). To the Knowledge of the Shareholders, the business of the Company as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

         (b) Contracts. SCHEDULE 3.18(B) contains a complete and accurate list and summary description, including any royalties paid or received by the Company or the Affiliates, of all Contracts relating to the Intellectual Property to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Shareholders' Knowledge, no threatened disputes or disagreements with respect to any such agreement.

         (c) Know-How Necessary for the Business The Intellectual Property included in the Assets constitutes all of the Intellectual Property that is, to the Shareholders Knowledge, necessary for the operation of the Business as it is currently conducted. Except as described on SCHEDULE 3.18(C), the Company and the Affiliates are the owner of all right, title and interest in and to each item of Intellectual Property, free and clear of any Encumbrances, and to the Knowledge of the Shareholders have the right to use without payment to a third party all of the Intellectual Property.

         3.19 Employees The Company and the Affiliates are not (a) a party to, involved in or, to Shareholders' Knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. The Company has not experienced during the last three years any work stoppage. Shareholders have delivered to Buyer a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the Company. SCHEDULE 3.19 lists the directors and officers of the Company.

         3.20 ERISA

         (a) SCHEDULE 3.20 contains a complete list of all Benefit Plans sponsored or maintained by the Company or the Affiliates or under which the Company or the Affiliates are obligated. Shareholders have delivered to Buyer
(i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the
SCHEDULE 3.20.

         (b) To the Knowledge of any of the Shareholders, all such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. To the Knowledge of any of the Shareholders, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject any Shareholder or the Company to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as is set forth in SCHEDULE 3.20, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company does not have any reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

         (d) The Company or the Affiliates do not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multi employer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

         (e) There are no pending or, to Shareholders' Knowledge, any threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the Company, the Affiliates, or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to Shareholder's Knowledge, any basis for such claim. The Benefit Plans are not the subject of any pending (or to Shareholder's Knowledge, any threatened) investigation or audit by the Internal Revenue Service or the Department of Labor.

         (f) The Company and the Affiliates have timely made all required contributions under such Benefit Plans.

         (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in SCHEDULE 3.20, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code complies with all applicable requirements pertaining to such deduction,
(ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in SCHEDULE 3.20, no Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

         3.21 Corporate Records. The minute books of the Company and the Affiliates contain complete, correct and current copies of their Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of the Company and the Affiliates are complete, correct and current.

         3.22. Absence of Certain Changes Except as contemplated by this Agreement, the Company and the Affiliates have conducted the Business in the ordinary course since inception, and there has not been with respect to the Business any of the items specified below since the Balance Sheet Date:

         (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

         (b) any distribution or payment declared or made in respect of its common stock by way of dividends, purchase or redemption of shares or otherwise;

         (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement except in the ordinary course of business;

         (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

         (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

         (f) materially decrease its working capital;

         (g) other than in the ordinary course of business, any incurrence of indebtedness for borrowed money or issuance of any debt securities; or

         (h) any payments to any Affiliate of the Company,

         3.23. Customers The Company has used reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers. SCHEDULE 3.23 contains a list of the names of each of the 10 customers that, in the aggregate, for the period from January 1, 2001 through September 30, 2001 were the largest dollar volume customers of products or services, or both, sold by the Company. None of such customers has given the

Company or the Affiliates written notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company or the Affiliates.

         3.24 Previous Sales; Warranties. The Company or the Affiliates have not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, are not material and are consistent with the past practices of the Business.

         3.25 Finder's Fees No Person retained by the Company, the Affiliates or any Shareholder is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         3.26 Accuracy of Information. To the Shareholders' Knowledge, no representation or warranty by the Company, the Affiliates or any Shareholder in any Transaction Document, and no information contained therein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

         3.27 Intentionally Omitted

         3.28  Additional   Information   SCHEDULE  3.28  accurately  lists  the
following:


         (a) the names and addresses of every bank or other financial institution in which the Company or the Affiliates maintain an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto; and

         (b) all names under which the Company or the Affiliates have conducted the Business or which it has otherwise used at any time during the past five years.

4. Representations and Warranties of Buyer

         Buyer hereby represents and warrants to Shareholders as follows:

         4.1 Organizational Status Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and is qualified to do business in any jurisdiction where it is required to be so qualified. The Charter Documents of Buyer that have been delivered to Shareholders as of the date hereof are effective under applicable Laws and are current, correct and complete.

         4.2 Authorization. Buyer has the requisite power and authority to own its assets and to carry on its business. Buyer has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Buyer have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by Buyer has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3 Consents and Approvals. Neither the execution and delivery by Buyer of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by Buyer, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under
(a) any Law or Court Order to which Buyer is subject, (b) the Charter Documents or bylaws of Buyer or (c) any Contract, Governmental Permit or other document to which Buyer is a party or by which the properties or other assets of Buyer may be subject.

         4.4.  Finder's Fees. No Person retained by Buyer is or will be entitled
to  any   commission  or  finder's  or  similar  fee  in  connection   with  the
Transactions.

         4.5. Accuracy of Information. To Buyer's actual knowledge, no representation or warranty by Buyer in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of Buyer to any other Party in connection with the Transactions contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

5.       Covenants of Shareholders.

         5.1 Conduct of the Business. Except as contemplated or otherwise consented to by Buyer in writing, after the date of this Agreement the Company shall carry on the Business in the ordinary course. In furtherance of and in addition to such restriction, (a) the Company shall not: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; split, combine or reclassify its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; make any capital expenditure involving in any individual case more than $5,000; incur any indebtedness for borrowed money or issue any debt securities; declare or pay any dividend or other distribution on its capital stock; materially decrease its working capital; increase the salaries or other compensation payable to any employee, or take any action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.22 would be likely to occur, and
(b) the Company shall maintain and service the Assets consistent with past practice and preserve intact the current business organization of the Company.

         5.2 Access to Information. From the date of this Agreement to the closing Date, the Shareholders shall cause the Company to give to Buyer and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to the Company as the other party may reasonably request. Buyer shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by the Company.

         5.3 No Solicitation From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to
Section 11, without the prior written consent of Buyer, each Shareholder and the Company will not, and will not authorize or permit any Shareholder Representative to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. The Company or any Shareholder that receives any such inquiries, offers or proposals shall (a) notify Buyer orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof, (b) keep Buyer informed of the status and details of any such inquiry, offer or proposal, and (c) give Buyer five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the Assets. Notwithstanding the foregoing, the Shareholders will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

         5.4 Existing Employment Agreements and Other Liabilities Each Shareholder, effective as of the Closing, hereby consents to the cancellation of any Contract that the Shareholders have with the Company, including any employment agreement, and also releases and discharges Shareholder and any of its Affiliates from any and all Liabilities other than those arising out of this Agreement or any other Transaction Documents and those related to wages due to the Shareholders in the ordinary course.

         5.5 Expenses. Each party to this Agreement shall pay all of its legal, accounting and other expenses in excess incurred in connection with the Transactions.

         5.6 Confidentiality.

         (a) Each Shareholder recognizes and acknowledges that by reason of its or his involvement with or employment in the Business, it or he has or may have had access to Trade Secrets relating to the Business. Each Shareholder acknowledges that such Trade Secrets are a valuable and unique asset and covenants that it or he will not disclose any such Trade Secrets to any Person for any reason whatsoever, unless such information (a) is in the public domain through no wrongful act of such Shareholder, (b) has been rightfully received from a third party without restriction and without breach of this Agreement or
(c) except as may be required by law.

         (b) The terms of this Section 5.6 shall apply to each Shareholder and to any other Person controlled by any Shareholder and any of their respective Affiliates that it or he controls to the same extent as if they were parties hereto, and each such party shall take whatever actions may be necessary to cause any such party or Affiliate to adhere to the terms of this Section 5.6.

         (c) In the event of any breach or threatened breach by any party of any provision of Section 5.6, Buyer shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Trade Secrets in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a party under Section 5.6. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of Damages, all of which may be sought only in accordance with the arbitration provisions of this Agreement.

         5.7 Transfer of Assets and Business. Shareholders shall, and shall cause the Company to, take such reasonable steps as may be necessary or appropriate, in the judgment of Buyer, so that Buyer shall be placed in actual possession and control of all of the Assets and the Business.


         5.8 Accounts Receivable.

         (a) After the Closing, Buyer shall cause the Company to use reasonable and diligent efforts to collect the accounts receivables of the Company outstanding as of the Balance Sheet Date (the "Closing Accounts Receivables"), without any obligation to compromise the gross amount of any such account receivable, commence legal proceedings or retain collection agencies.


         5.9 Indemnification of Adrienne Hopkins.

         Buyer shall indemnify Adrienne Hopkins against any and all damages, costs and expenses incurred by Adrienne Hopkins as a result of any personal guarantees executed in favor of any obligation of the Company related to its business operations.

6.       Covenants of Buyer.

         6.1 Fulfillment of Closing Conditions. At and prior to the Closing, Buyer shall use commercially reasonable efforts to fulfill the conditions specified in Sections 8 and 9 to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, each such party will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to in Sections 8 and 9, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Buyer Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

7.       Mutual Covenants

         7.1 Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, as soon as practicable after the conditions specified in Sections 8 and 9 to the extent that the fulfillment of such conditions is within its or his control. In connection with the foregoing, each party will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate as of the Closing, and take any reasonable actions within its control that would be necessary to prevent its representations and warranties from being inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to in Sections 8 and 9, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Shareholder Required Consents in the case of Shareholders and any Buyer Required Consents in the case of Buyer, (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions.

         7.2 Disclosure of Certain Matters Each Shareholder on the one hand, and Buyer, on the other hand, shall give Buyer and Shareholders, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in Sections 8 and 9 will not be satisfied prior to the Termination Date (defined below).

         7.3 Intentionally omitted.

         7.4 Public Announcements. Shareholders and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law, Federal, State or Local Securities, none of such Parties nor any other Parties shall issue any such press release or make any such public statement without the consent of the other parties hereto.

         7.5 Confidentiality. If the Transactions are not consummated, each party shall treat all information obtained in its investigation of another party or any Affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or Affiliate all copies made by it or its representatives of Confidential Information provided by such other party or Affiliate.

8.       Conditions Precedent to Obligations of Shareholders.

         All obligations of Shareholders to consummate the Transactions are subject to the satisfaction prior thereto of each of the following conditions:

         8.1. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

         8.2. Agreements, Conditions and Covenants. Buyer shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

         8.3. Certificates. Shareholders shall have received a certificate of an executive officer of Buyer to the effect set forth in Sections 8.1 and 8.2 with respect to Buyer.

         8.4. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the Assets illegal or otherwise prohibiting the consummation of such purchase and sale.

         8.5. Buyer Required Consents.  Buyer shall have obtained Buyer Required
Consents   without  any   modification   that   Shareholders   reasonably   deem
unacceptable.

         8.6. Employment Agreement. Contemporaneously with the Closing, Buyer shall execute and deliver an employment agreement with Paul Hopkins, which agreement shall become effective on the Closing Date.

         8.7. Legal Fees. The legal fees and expenses of Brobeck, Phleger & Harrison LLP set forth in Schedule 3.12 shall have been paid.

9.       Conditions Precedent to Obligations of Buyer.

         All obligations of Buyer to consummate the Transactions are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

         9.1. Representations and Warranties. The representations and warranties of Shareholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing

Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

         9.2. Agreements, Conditions and Covenants. Shareholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

         9.3. Certificates. Buyer shall have received a certificate of an executive officer of the Company and each Shareholder to the effect set forth in Sections 9.1 and 9.2.

         9.4. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the Assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a Material Adverse Effect.

         9.5. Exhibits. The parties hereto expressly agree that, in the event that all of the exhibits to this Agreement have not been finalized at the time that this Agreement is executed, Buyer and Shareholders shall use their best, respective efforts to negotiate in good faith the terms and conditions of such exhibits and shall endeavor, in good faith to provide any such exhibits as soon as possible.

10        Indemnification.

         10.1 By Shareholders. From and after the Closing Date, the Shareholders, jointly and severally, shall indemnify and hold harmless Buyer and its successors and assigns, and their respective officers, directors, employees, shareholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, a "Buyer Indemnified Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Buyer Indemnified Party in connection therewith including consequential damages) (collectively, "Damages") that such Buyer Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any of the respective representations, warranties, covenants or agreements of any Shareholder contained in this Agreement or in the Closing Certificates, (b) any Environmental Condition existing on or before the Closing, and (c) any Liability of any Shareholder involving Taxes due and payable by, or imposed on the Company with respect to any Shareholder for any and all taxable periods ending on or prior to the Closing Date (whether or not such Taxes have been due and payable).

Shareholder Indemnified Parties' obligations under this Section 10 are joint and several.

         10.2. By Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Shareholders and their respective successors and assigns, and (if any) their respective officers, directors, employees, shareholders, agents, Affiliates and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, a "Shareholder Indemnified Party") from and against any Damages that such Shareholder Indemnified Party may sustain, suffer or incur and that result from, arise out of or relate to any breach of any of the respective representations, warranties, covenants or agreements of Buyer contained in this Agreement. Buyer shall not be liable under this Agreement for an aggregate amount in excess of the Purchase Price.

         10.3.  Procedure for Claims.

         (a) Any Person that desires to seek indemnification under any part of this Section 10 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall explain with specificity the nature of the claim, the specific section of this Agreement to which the claim relates and the parties known to be invoked, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Second Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 60 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor. For the purposes of the immediately preceding sentence, an Indemnitor's failure to give a timely Claim Response shall not be deemed an election not to dispute a Claim Notice unless the Indemnified Party shall have given a second Claim Notice after expiration of the Response Period and another 20 days after the date on which the Indemnified Party shall have given such second Claim Notice shall have expired without the Indemnitor's having given a Response Notice within such period.

         (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Claim Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Section 10, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor in accordance with the arbitration provisions of this Agreement. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor Party shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

         10.5 Claims Period. Any claim for indemnification under this Section 10 shall be made by giving a Claim Notice under Section 10.4 on or before the first anniversary of the Closing Date (the "Expiration Date"). So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

         10.6 Third Party Claims.

         (a) If any third party shall notify any Indemnified Party with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") which may give rise to a claim for indemnification against any Indemnifying Party under this Section 10, then the Indemnified Party shall promptly (and in any event within five Business Days' after receiving notice of the Action) notify each Indemnifying Party thereof in writing.

         (b) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Action with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Action without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does no impose an injunction or other equitable relief upon the Indemnified Party.

         (c) Unless and until an Indemnifying Party assumes the defense of the Action, the Indemnified Party may defend against the Action in any manner he or it reasonably may deem appropriate.

         (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to any Action without the prior written consent of each of the Indemnifying Parties (which consent shall not be unreasonably withheld).

11.      Termination.

         11.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing Date:

         (a) By mutual written consent of Shareholders and Buyer;

         (b) By Shareholders or Buyer if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

         (c) By Shareholders or Buyer if a court of competent jurisdiction or govern mental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

         (d) By Buyer, if any Shareholder shall have breached, or failed to comply with, any of its or his obligations under this Agreement or any representation or warranty made by any Shareholder shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof; and

         (e) By any Shareholder, if Buyer shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the Shareholders hereunder.

         11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1, the agreements contained in Section 7.5 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

12.  General Matters.

         12.1  Arbitration.

         (a) All disputes concerning this Agreement shall be decided by arbitration in accordance with the commercial rules and regulations of the American Arbitration Association (except to the extent such rules and regulations are inconsistent with the provisions of this Section).

         (b) If the parties agree on one arbitrator, the arbitration shall be conducted by such arbitrator. If the parties do not so agree, the parties shall each select one independent, qualified arbitrator. For this purpose, all parties whose interest in the matter being arbitrated are substantially identical shall be treated as a single party entitled to select on arbitrator. If an even number of arbitrators is selected, such arbitrators shall select an additional arbitrator.

         (c) Each party reserves the right to object to any individual arbitrator who is employed by or affiliated with an organization that competes with such party.

         (d) The parties shall have the right to conduct discovery as specified for up to three months. Such discovery shall include the right to take depositions and subpoena witnesses.

         (e) At the request of any party, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony, and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the parties and their respective attorneys and experts who have agreed in advance in writing to receive and maintain all such information in confidence until such information becomes generally known.

         (f) The arbitrators shall act by majority vote. The arbitrators shall issue a written opinion of their findings of fact and their conclusions of law at the request and at the expense of either party.

         (g) The arbitrators shall be able to decree any and all relief of an equitable nature, including without limitation such relief as a temporary restraining order and a preliminary or permanent injunction, and shall also be able to award damages, with or without an accounting, and costs, except that the prevailing party shall be entitled to its reasonable attorneys fees. The decree or judgment of an award rendered by the arbitrators shall be binding upon the parties and may be entered in any court having jurisdiction thereof.

         (h) Reasonable notice of the time and place of arbitration shall be given to all persons as required by law. Such persons and their authorized representatives shall have the right to attend or participate in all the arbitration hearings in such manner as the law requires.

         12.2 Contents of Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

         12.3 Amendment, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any Person other than Shareholders and Buyer and their respective heirs, legal representatives, successors and permitted assigns. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         12.4 Further Assurances. At and after the Closing, Shareholders and Buyer shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

         12.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

         12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

         12.7 Schedules. Any items listed or described on SCHEDULES shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

13. Remedies.

         The indemnification rights under Section 10 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise (subject to Section 12 hereof) for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by Section 10. Buyer acknowledges that Section 10 shall be the exclusive remedy of the Buyer for any breach of the representations and warranties in Section 3 above with respect to such individuals, except for any willful misrepresentation, willful breach of warranty or willful failure to fulfill any agreement or covenant.

14. Notices.

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

     If to Shareholders:

     America's PEO Holdings, Inc.
     200 Lake Drive East, Suite 110
     Cherry Hill, New Jersey   08803
     Attention:  Adrienne Hopkins
     Fax:

     with a required copy to:

     McDermott, Will & Every
     600 13th Street, N.W.
     Washington, DC  20005
     Attention:  Marsha D. Mathews, Esq.
     Fax:  (202) 756-8087

     If to Buyer:

     Certified Services, Inc.
     10602 Timberwood Circle, #9
     Louisville, Kentucky  40223
     Attn:  William Keywan
     FAX:  (502) 412-8900
     with a required copy to:

     Levy, Boonshoft & Spinelli, P.C.
     477 Madison Avenue, 14th Floor
     New York, New York  10022
     Attn:   Charles J. Spinelli
     FAX:  212-751-6943

15. Governing Law.

         This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to its provisions concerning conflict of laws.

16. Additional Documents.

         The parties hereto expressly covenant and agree that if any further documents are required to finalize and consummate the terms of this transaction, or if any documents require amendment, which amendment would not change any of the terms of this Share Purchase Agreement or any of the obligations of the parties, then the parties shall execute such documents upon written request by any other party or its representative.






                [The rest of this page left intentionally blank]

         IN WITNESS WHEREOF, this Share Purchase Agreement has been executed by the parties hereto as of the day and year first written above.


                                                 CERTIFIED SERVICES, INC.


                                                 BY:_______________________
                                                          WILLIAM KEYWAN
                                                          President


                                                 AMERICA'S PEO HOLDINGS, INC.


                                                 BY:________________________
                                                          ADRIENNE HOPKINS
                                                          President


                                                 AMERICA'S PEO HOLDINGS, INC.


                                                 BY:________________________
                                                          THOMAS CUNNINGHAM
                                                          Secretary


                                                 ---------------------------
                                                 ADRIENNE HOPKINS


                                                 ---------------------------
                                                 THOMAS CUNNINGHAM


                                                 ---------------------------
                                                 NEAL SNYDER